Consent of Independent Registered Public Accounting Firm

The Board of Directors

ClearBridge Energy MLP Fund Inc.

We consent to the use of our report dated January 23, 2014, included herein, with respect to the financial statements of ClearBridge Energy MLP Fund Inc. as of November 30, 2013, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information on Form N-2.

/s/KPMG LLP

New York, New York

February 20, 2014